EXHIBIT 5.1

WOMBLE CARLYLE SANDRIDGE & RICE A PROFESSIONAL LIMITED LIABILITY COMPANY	One Atlantic Center 1201 West Peachtree Street Suite 3500 Atlanta, GA 30309 Telephone: (404) 872-7000 Fax: (404) 888-7490 Web site: www.wcsr.com

October 13, 2003

Foundation Capital Resources, Inc.
1430 Lelia Drive
Jackson, Mississippi 39216

Re:	Amendment No. 1 to the Registration Statement on Form S-11 with respect to Foundation Capital Resources, Inc.'s Certificates of Indebtedness (2003 Series A, B, C, and D)

Ladies and Gentlemen:

                    We have acted as counsel for Foundation Capital Resources, Inc., a Georgia corporation (the "Company"), in connection with the Company's registration under the Securities Act of 1933, as amended (the "Act"), on Amendment No. 1 to Registration Statement on Form S-11 (No. 333-105923) (the "Registration Statement") of up to an aggregate of $55,000,000 of Certificates of Indebtedness designated as 2003 Series A, B, C and D (collectively, the "Certificates").

                    The Certificates are issuable under the Second Amended and Restated Indenture dated October 1, 2003 (the "Indenture"), between the Company and Reliance Trust Company, as Trustee.

                    We have examined, and are familiar with originals or copies (certified or otherwise identified to our satisfaction) of the Registration Statement, the Indenture and such other documents, corporate records and other instruments relating to the incorporation of the Company and to the authorization and issuance of the Certificates to be sold by the Company as we have deemed necessary and advisable.

                    We have assumed the genuineness of all signatures and the legal competence of all signatories, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified or photostatic copies, and the truth of all facts recited in all relevant documents. As to questions of fact material and relevant to our opinion, where such facts were not independently verified by us, we have relied, to the extent we deemed such reliance proper, upon certificates or representations of officers and representatives of the Company and appropriate federal, state and local officials.

WOMBLE CARLYLE SANDRIDGE & RICE PLLC	Foundation Capital Resources, Inc. October 13, 2003 Page 2

                    Based upon the foregoing and having regard for such legal considerations that we have deemed relevant, it is our opinion that:

                    1.          The Indenture for the Certificates is a legal and valid obligation of the Company.

                    2.          When the Certificates have been issued and sold as contemplated in accordance with the Indenture and as contemplated in the Registration Statement and the Prospectus delivered in connection therewith, such Certificates will be legally and validly issued and outstanding, fully paid and non-assessable, and will be binding obligations of the Company, and the Certificate holders will be entitled to the benefits of the Indenture.

                    This opinion is limited to the laws of the State of Georgia, excluding local laws of the State of Georgia (i.e., the statutes and ordinances, the administrative decisions and the rules and regulations of counties, towns, municipalities and special political subdivisions of, or authorities or quasi-governmental bodies constituted under the laws of, the State of Georgia and judicial decisions to the extent they deal with any of the foregoing) and the laws of the United States of America, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

                    We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the references to this firm under the heading "Legal Matters" in the base prospectus forming a part of the Registration Statement, without admitting that we are "experts" within the meaning of the Act or the Rules and Regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

Very truly yours, WOMBLE CARLYLE SANDRIDGE & RICE A Professional Limited Liability Company /s/ Womble Carlyle Sandridge & Rice PLLC